SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Check the appropriate box:
[     ] Preliminary Proxy Statement
[     ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ X ] Definitive Proxy Statement
[     ] Definitive Additional Materials
[     ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

MACATAWA BANK CORPORATION
(Name of registrant as specified in its charter)

________________________________________________________________________
(Name of person(s) filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
[ X ] No fee required
[     ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

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[     ] Fee paid previously with preliminary materials
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March 6, 2007

Dear Shareholder:

        We invite you to attend the 2007 Annual Meeting of Shareholders. This year’s meeting will be held on Thursday, April 19, 2007, at 10:00 A.M., at The Pinnacle Center, 3330 Highland Drive, Hudsonville, Michigan 49426.

        It is important that your shares are represented at the Annual Meeting. Please carefully read the Notice of Annual Meeting and Proxy Statement. Whether or not you expect to attend the Annual Meeting, please sign, date and return the enclosed proxy in the envelope provided at your earliest convenience.

Sincerely, /s/ Benj. A. Smith, III Benj. A. Smith, III Chairman of the Board and Chief Executive Officer

MACATAWA BANK CORPORATION

10753 Macatawa Drive
Holland, Michigan 49424

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 19, 2007

To Our Shareholders:

        The 2007 Annual Meeting of Shareholders of Macatawa Bank Corporation will be held at The Pinnacle Center, 3330 Highland Drive, Hudsonville, Michigan 49426, on Thursday, April 19, 2007, at 10:00 A.M., local time, for the following purposes:

1.	To elect two directors for a term of three years.

2.	To transact such other business as may properly come before the meeting or at any adjournment thereof.

        Shareholders of record at the close of business February 22, 2007, will be entitled to vote at the meeting or any adjournment thereof. Whether or not you expect to be present in person at this meeting, you are urged to sign the enclosed Proxy and return it promptly in the enclosed envelope. If you do attend the meeting and wish to vote in person, you may do so even though you have submitted a Proxy.

Dated: March 6, 2007 Holland, Michigan	By order of the Board of Directors /s/ Philip J. Koning Philip J. Koning Secretary

Dated: March 6, 2007

MACATAWA BANK CORPORATION

10753 Macatawa Drive
Holland, Michigan 49424

_________________

PROXY STATEMENT

For the Annual Meeting of Shareholders
to be held April 19, 2007

_________________

SOLICITATION OF PROXIES FOR ANNUAL MEETING

        This Proxy Statement is furnished to the Shareholders of Macatawa Bank Corporation (the “Company”) in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders which will be held at The Pinnacle Center, 3330 Highland Drive, Hudsonville, Michigan 49426, April 19, 2007, at 10:00 A.M., local time.

        The Annual Meeting is being held for the following purposes:

1.	To elect two directors for a term of three years.

2.	To transact such other business as may properly come before the meeting or to any adjournment thereof.

        If a proxy in the form distributed by the Company’s Board of Directors is properly executed and returned to the Company, the shares represented by the proxy will be voted at the Annual Meeting of Shareholders and at any adjournment of that meeting. Where shareholders specify a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted FOR the nominees named by the Board of Directors in the proxy. Shares not voted at the meeting, whether by abstention, broker non-vote, or otherwise, will not be treated as votes cast at the meeting. Votes cast at the meeting and submitted by proxy will be tabulated by Macatawa Bank.

        A proxy may be revoked prior to its exercise by delivering a written notice of revocation to the secretary of the Company, executing and delivering a proxy of a later date or attending the meeting and voting in person. Attendance at the meeting does not automatically act to revoke a proxy.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

        On February 22, 2007, the record date for determination of shareholders entitled to vote at the Annual Meeting, there were 16,404,013 outstanding shares of common stock of the Company. Shares cannot be voted unless the shareholder is present at the meeting or is represented by proxy. As of February 22, 2007, no person was known by management to be the beneficial owner of more than 5% of the Company’s common stock.

ELECTION OF DIRECTORS

        The Company’s Articles of Incorporation provide for the division of the Board of Directors into three classes of nearly equal size with staggered three-year terms of office. The number of directors constituting the Board of Directors is determined from time to time by the Board of Directors. The Board is currently composed of six members.

        The Board of Directors has nominated John F. Koetje and Philip J. Koning for election as directors. Mr. Koetje and Mr. Koning are each incumbent directors and are being nominated for a three year term to expire at the 2010 Annual Meeting. The nominations of the Directors standing for re-election at the 2007 Annual Meeting were unanimously recommended for the Board’s selection by the independent Directors of the Board and were unanimously approved by the full Board of Directors.

        Holders of common stock should complete the accompanying proxy. Unless otherwise directed by a shareholder’s proxy, it is intended that the votes cast upon exercise of proxies in the form accompanying this statement will be in favor of electing each of the nominees named above. Mr. Koetje and Mr. Koning are presently serving as directors of the Company. The following pages of this Proxy Statement contain more information about the nominees and other directors of the Company.

        A plurality of the votes cast at the Annual Meeting is required to elect the nominee as a director of the Company. As such, the individual who receives this number of votes cast by the holders of the Company’s common stock will be elected as directors. Shares not voted at the meeting, whether by abstention, broker non-vote, or otherwise, will not be treated as votes cast at the meeting. Votes cast at the meeting and submitted by proxy will be tabulated by Macatawa Bank.

        Except for the persons nominated by the Board of Directors, no other persons may be nominated for election at the 2007 Annual Meeting. The Company’s Articles of Incorporation require at least 60 days prior written notice of any other proposed nomination and no such notice has been received. If any nominee becomes unavailable for election due to circumstances not now known, the accompanying proxy will be voted for such other person to become a director as the Board of Directors selects.

        Additional information about the director nomination process is provided in this Proxy Statement under “Corporate Governance – Director Nominations.”

The Board of Directors recommends a vote FOR the election of the persons nominated by the Board.

INFORMATION ABOUT DIRECTORS

        The content of the following table is based upon information as of January 15, 2007, furnished to the Company by the directors. Except as described in the notes following the table, the following directors have sole voting and dispositive power as to all of the shares set forth in the following table.

Name	Age	Year First Became a Director	Amount and Nature of Beneficial Ownership(1)		Percent Of Common Stock

Nominees for Election as Directors for a
Term Expiring in 2010

John F. Koetje (a)	71	1998	312,303		1.9%

Philip J. Koning	52	1997	98,825		0.6%

Directors Whose Terms Expire in 2008

Robert E. DenHerder (a)	52	1997	312,528		1.9%

Arend D. Lubbers (a) (b)	76	2003	28,674	(2)	0.2%

Directors Whose Terms Expire in 2009

G. Thomas Boylan (b)	84	1997	332,312	(3)	2.0%

Benj. A. Smith III (b)	63	1997	448,538	(4)	2.7%

(a)  Member of the Audit Committee
(b)  Member of the Compensation Committee

_________________

(1)

Except as described in the following notes, each nominee and director owns the shares directly and has sole voting and investment power or shares voting and investment power with his or her spouse under joint ownership. Includes shares of common stock that are issuable under options that are exercisable or will become exercisable within sixty (60) days. The share ownership of the following directors includes shares subject to options that are currently exercisable: Mr. Koetje (53,149 shares), Mr. Koning (36,409 shares), Mr. Den Herder (53,827 shares), Mr. Lubbers (18,563 shares) Mr. Boylan (61,702 shares) and Mr. Smith (68,015 shares).

(2)	Includes 9,265 shares owned by Mr. Lubbers’ spouse.
(3)	Includes 2,238 shares owned by Mr. Boylan’s spouse.
(4)	Includes 14,757 shares owned by Mr. Smith’s spouse and 107,962 shares held in a trust for the benefit of Mr. Smith’s spouse.

        G. Thomas Boylan is a director of the Company and of Macatawa Bank (the “Bank”). Mr. Boylan serves as the President of Light Metals Corporation, a manufacturing company located in Wyoming, Michigan, where he has been employed since 1947.

        Robert E. DenHerder is a director of the Company and the Bank. Mr. DenHerder is President of Premovation Audio, Holland, Michigan, a custom sales and installation company of audio and video equipment for commercial and residential applications. From January, 1980 to December, 1999, Mr. DenHerder served as the President of Uniform Color Co., a company located in Holland, Michigan, which manufactures color concentrate for the plastics industry focusing on automotive suppliers.

        John F. Koetje is a director of the Company and the Bank. Mr. Koetje is a partner in John F. Koetje and Associates, a West Michigan builder of residential and light commercial real estate and apartment complexes where he has been employed for 41 years.

        Philip J. Koning has served as President and Chief Executive Officer of the Bank since its inception in November, 1997, and serves as the President, Secretary and Treasurer of the Company, as a director of both the Company and the Bank, and as Chairman of the Bank. Mr. Koning was employed by Smith & Associates Investment Management Services prior to February 1998. Mr. Koning has over 30 years of commercial banking experience and served from 1992 to 1997 as Community Bank President with First of America Bank in Holland.

        Arend D. Lubbers is a director of the Company and the Bank. Mr. Lubbers is an independent consultant and previously served as the President of Grand Valley State University from 1969 to 2001. Mr. Lubbers served as a director of Grand Bank Financial Corporation and Grand Bank from 1990 to 2002. Mr. Lubbers is a graduate of Hope College and received his graduate degree from Rutgers University.

        Benj. A. Smith, III is the Chairman, Chief Executive Officer and a director of the Company and is also a director of the Bank. Mr. Smith is an active financial entrepreneur and is currently establishing a number of community banks in Florida. Mr. Smith served from 1992 to 2006 as the President of Smith & Associates Investment Management Services, an investment management firm located in Holland, Michigan. Prior to 1992, Mr. Smith gained 21 years of banking experience at First Michigan Bank Corporation and its subsidiary FMB-First Michigan Bank of Zeeland, Michigan.

COMPENSATION OF DIRECTORS

        The directors of the Company, excluding officers of the Bank, receive an annual retainer of $25,000, and are paid $1,200 per board meeting attended and $550 for committee meetings attended. In addition to the standard 2007 compensation Mr. Boylan, Mr. DenHerder, Mr. Koetje, Mr. Lubbers and Mr. Smith will be each paid $20,000 as special recognition of their years of service. During 2006, Company directors received $17,000 in annual retainer, and were paid $1,000 per board meeting attended and $500 per committee meeting attended. Bank directors receive $8,000 for an annual retainer, $800 per board meeting attended and $550 per committee meeting attended. During 2006, Bank directors received $8,000 in annual retainer, and were paid $700 per board meeting attended and $500 per committee meeting attended.

        The following table sets forth the annual and long-term compensation paid to the Company’s Directors for services rendered during 2006.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Option Awards ($)(2)	All Other Compensation	Total

G. Thomas Boylan	$52,500	$44,974	-	$97,474
Robert E. DenHerder	$60,700	$15,724	-	$76,424
John F. Koetje	$51,000	$44,974	-	$95,974
Philip J. Koning (3)	-	-	-	-
Arend D. Lubbers	$47,700	$15,724	-	$63,424
Benj. A. Smith, III (4)	$41,700	-	-	$41,700

(1)	Amounts in this column reflect amounts paid in cash in 2006.
(2)	Option Award values are listed based on the value calculated under FAS123R and may include amounts from awards granted prior to 2006.
(3)	See Summary Compensation Table on Page 13 describing Mr. Koning’s compensation for serving as Chief Executive Officer and President of the Bank and Treasurer and Secretary of the Company.
(4)	See Summary Compensation Table on Page 13 describing Mr. Smith’s compensation for serving as Chief Executive Officer of the Company.

CORPORATE GOVERNANCE

        Meetings of the Board of Directors – The Company’s Board of Directors had eleven meetings in 2006. All directors attended at least three-fourths of the aggregate number of meetings of the Board and Board committees in which they were eligible to attend. The Company encourages members of its Board of Directors to attend the Annual Meeting of Shareholders. All of the Directors attended the Annual Meeting of Shareholders held April 20, 2006.

        Director Independence – The Board of Directors has determined that Mr. Boylan, Mr. DenHerder, Mr. Koetje and Mr. Lubbers are independent within the meaning of the rules promulgated by the National Association of Securities Dealers (NASD).

        Meetings of Independent Directors – The Company’s independent directors meet periodically in executive sessions without any management directors in attendance. If the Board of Directors convenes a special meeting, the independent directors may hold an executive session if the circumstances warrant.

        Director Nominations — The Board of Directors has adopted a formal written board resolution addressing the nomination process for the election of directors. The Board of Directors does not have a nominating committee because it believes that obtaining input from all directors in connection with Board nominations enhances the nomination process. The Company’s nomination process requires that director nominees be selected or recommended for Board selection by a majority of the independent directors. These independent directors meet the requirements of independence set forth in the listing standards for NASDAQ.

        The Board of Directors will consider candidates for director put forward by shareholders. Director nominees should possess the highest personal and professional ethics, integrity and values, and must be committed to representing the long-term interests of the shareholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. The Board of Directors seeks to identify candidates with diverse experience in business, management, marketing, finance, and other areas that are relevant to our activities. Additionally, director nominees should have sufficient time to effectively carry out their duties. Shareholders may propose nominees for consideration by the Board of Directors by submitting the names, appropriate biographical information and qualifications in writing to: Philip J. Koning, Secretary of the Board of Directors, Macatawa Bank Corporation, 10753 Macatawa Drive, Holland, MI 49424-3119. The Company does not pay any third party to assist in the process of identifying or evaluating candidates. In considering any nominee proposed by a shareholder, the Board of Directors will reach a conclusion based on the criteria described above. After full consideration, the shareholder proponent will be notified of the decision of the Board of Directors. The Board of Directors has not rejected any director candidate put forward by a shareholder or group of shareholders that beneficially own more than 5% of the Company’s Common Stock for at least one year at the time of the recommendation.

        Shareholder Communication with Directors – Shareholders may communicate with members of the Company’s Board of Directors by mail addressed to the full Board of Directors, to a specific member or to a particular committee of the Board of Directors at Macatawa Bank Corporation, 10753 Macatawa Drive, Holland, Michigan 49424.

        Code of Ethics – The Company has adopted a Code of Ethics for Senior Officers. The Senior Officer Code of Ethics is available upon request by writing to the Chief Financial Officer, Macatawa Bank Corporation, 10753 Macatawa Drive, Holland, Michigan 49424.

        Problem Resolution Policy – The Company strongly encourages employees to raise possible ethical issues. We maintain a problem resolution hotline to receive reports of ethical concerns or incidents, including, without limitation, concerns about accounting, internal controls or auditing matters. Users of the hotline may choose to remain anonymous. We prohibit retaliatory action against any individual for raising legitimate concerns or questions, or for reporting suspected violations.

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board of Directors developed a charter for the Audit Committee. The Audit Committee Charter is filed as Appendix A to this proxy statement. The Board of Directors has also examined the composition of the Audit Committee in light of the rules of the National Association of Securities Dealers governing audit committees and has determined that all members of the Audit Committee are “independent” within the meaning of those rules. The Board of Directors has determined that the audit committee does not have an “audit committee financial expert” as that term is defined by the Securities and Exchange Commission. The Board of Directors has determined that each Audit Committee member has sufficient knowledge in financial and accounting matters to serve effectively on the Committee. The Audit Committee held four meetings during 2006.

        The Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2006. The Audit Committee has also reviewed and discussed with management the report of management on internal control over financial reporting as of December 31, 2006.

        We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

        We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’ independence.

        Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company’s Form 10-K for the year ended December 31, 2006.

        In issuing this report, we note that management is responsible for the Company’s financial reporting process, including its systems of internal control, and for the preparation of financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures, and therefore our discussions with management and the independent auditors do not assure that the financial statements are presented in accordance with generally accepted accounting principles. We have relied, without independent verification, on management’s representation that the financial statements have been prepared in conformity with U.S. generally accepted accounting principles and on the representations of the independent auditors included in their report on the Company’s financial statements.

Robert E. DenHerder	John F. Koetje	Arend D. Lubbers

EXECUTIVE COMPENSATION

Committee Report on Executive Compensation

        All of the executive officers of the Company are also executive officers of the Bank, except for Benj. A. Smith, III who is Chairman and Chief Executive Officer of the Company and a director of the Bank. Company officers other than Mr. Smith serve as officers of the Company as an incident to their primary service as an officer and employee of the Bank and receive no compensation directly from the Company.

        The Compensation Committee recommends to the independent members of the Board of Directors the compensation of the Company’s executive officers. The Compensation Committee met two times during 2006. All members of the Compensation Committee are independent, with the exception of Mr. Smith. Mr. Smith serves as the chairman of the Compensation Committee. The recommendations of the Compensation Committee were unanimously determined and approved by the independent Directors of the Board. The CEO was not present during voting and final deliberations regarding executive compensation. The independent Directors of the Board meet the requirements of independence set forth in the listing standards for The NASDAQ Stock Market.

        The primary purpose of the Compensation Committee is to conduct reviews of the Company’s general executive compensation policies and strategies and oversee and evaluate the Company’s overall compensation structure and programs. The Compensation Committee does not have a charter.

        The base salaries of all officers and senior managers other than the named executives are established by the Bank’s President and Chief Executive Officer. The Company provides a 401(k) matching contribution to all employees participating in the plan.

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based upon such review, the related discussions and such other matters deemed relevant and appropriate by the Compensation Committee, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement to be delivered to shareholders.

G. Thomas Boylan	Arend D. Lubbers	Benj. A. Smith III

COMPENSATION DISCUSSION & ANALYSIS

Objective of the Company’s Compensation Program

        The Company strives to attract, motivate and retain high-quality executives by providing total compensation that is performance-based and competitive with the labor market and industry in which the Company competes for talent. The Company provides incentives to advance the interests of shareholders and deliver levels of compensation that are commensurate with performance. Overall, the Company designs its compensation program to:

•	Support the corporate business strategy and business plan by clearly communicating what is expected of executives with respect to goals and results and by rewarding achievement;
•	Retain and recruit executive talent; and
•	Create a strong performance alignment with shareholders.

        The Company seeks to achieve these objectives through three key compensation elements:

•	A base salary;
•	A performance-based annual bonus (i.e. short-term incentives), which is paid in cash; and
•	Periodic (generally annual) grants of long-term, equity based compensation (i.e. longer-term incentives), such as stock options and/or restricted stock, which may be subject to performance-based and/or time-based vesting requirements.

Competitive Considerations

        In making compensation decisions with respect to each element of compensation, the Company considers the competitive market for executives and compensation provided by comparable companies. The Company regularly reviews the compensation practices at companies with which it competes for talent. The Company does not attempt to set each compensation element for each executive within a particular range related to levels provided by industry peers. Instead, the Committee uses market comparisons as one factor in making compensation decisions. Other factors considered when making individual executive compensation decision include individual contribution and performance, reporting structure, internal pay relationship, complexity and importance of role and responsibilities, leadership and growth potential.

Executive Compensation Practices

        The Company’s practices with respect to each of the three compensation elements identified above, as well as other elements of compensation, are set forth below, followed by a discussion of the specific factors considered in determining key elements of fiscal year 2006 compensation for the named executive officers.

Base Salary

        Purpose – The objective of the base salary is to reflect job responsibilities, value to the Company and individual performance with respect to market competitiveness.

Considerations – Base salaries are reviewed annually and are based on a variety of factors, including:
•	The nature and responsibility of the position and, to the extent available, salary norms for persons in comparable positions at comparable companies;
•	The expertise of the individual executive;
•	The competitiveness of the market for the executive's services; and
•	The recommendations of the Chairman and Chief Executive Officer (except in the case of his own compensation).

        2006 Decisions – Based on the factors described above Mr. Smith’s salary remained at $200,000, Mr. Koning’s salary was increased to $287,000 effective March 1, 2006, Mr. Haan’s salary was increased to $250,000 effective March 1, 2006, Mr. Swets’ salary was increased to $170,000 effective March 1, 2006, and Mr. Tooker’s salary was increased to $145,000 effective March 1, 2006.

Annual Bonus

        Purpose – The compensation program provides for an annual bonus that is performance linked. The objective of the program is to compensate individuals based on the achievement of specific goals. Mr. Smith does not participate in the bonus program.

Considerations – The annual bonus process for named executive officers involves four basic steps pursuant to the Company’s management incentive program:
•	At the outset of the fiscal year:
(1)	Set the overall Company performance goals for the year;
(2)	Set individual performance measures for the year; and
(3)	Set a target bonus for each individual.
•	After the end of the fiscal year:
(4)	Measure actual performance (individual and Company-wide) against the predetermined Company performance goals and individual performance measures to determine the appropriate adjustment to the target bonus, as well as other performance considerations related to unforeseen events during the year.

        These four steps are described below:

        (1)        Setting Company performance goals – At the end of each fiscal year, the Company sets performance goals for the Company for the following year. In determining the extent to which pre-set performance goals are met for a given period, the Company exercises its judgment whether to reflect or exclude the impact of changes in accounting principles and extraordinary, unusual or infrequently occurring events reported in the Company’s public filings.

        (2)        Setting individual performance measures – As it sets Company-wide performance goals, the Company also set individual performance measures for each named executive officer. These measures allow the Company to play a more proactive role in identifying performance objectives beyond purely financial measures, including for example, exceptional performance of each individual’s functional responsibilities as well as leadership, collaboration, growth initiatives and other activities that are critical to driving long-term value for shareholders.

        (3)        Setting the target bonus – The Company establishes a target bonus amount for each named executive officer. The target bonus takes into account all factors that the Company deems relevant, including (but not limited to) a review of peer group compensation both within the financial services industry and the Company’s assessment of the aggressiveness of the level of growth and performance reflected in the Company’s strategic plan. For each of the performance goals, there is a formula that establishes a payout range around the target bonus allocation. The formula determines the percentage of the target bonus to be paid, based on a percentage of goal achievement, with a minimum below which no payment will be made and an established upper cap.

        (4)        Measuring performance – After the end of the fiscal year, the Company reviews actual performance against each of the performance goals established at the outset of the year. To make its bonus assessment the Company reviews the actual performance against the goals set at the outset of the year as well as the named executive officer’s performance to any extra-ordinary events or transactions.

        Discretion – Under the bonus plan, the Company has discretion as to whether annual bonuses for the Company’s named executive officers will be paid in cash, restricted stock, stock options or a combination thereof. Any restricted stock or stock options are granted under a long-term incentive plan approved by the shareholders of the Company. The Company also retains discretion, in appropriate circumstances, to grant a lower bonus or no bonus at all.

        2006 Decisions – At the end of 2005 the Company performance goal for 2006 bonuses was established and based upon the level of net income of the Company. Based on 2006 results Mr. Koning’s bonus was $114,800, Mr. Haan’s bonus was $100,000, Mr. Swets’ bonus was $51,170 and Mr. Tooker’s bonus was $47,565.

Long-Term Incentive Compensation

        Purpose – The long-term incentive program provides a periodic award (typically annual) that is performance based. The objective of the program is to align compensation for named executive officers over a multi-year period directly with the interests of shareholders of the Company by motivating and rewarding creation and preservation of long-term shareholder value. The level of long-term incentive compensation is determined based on an evaluation of competitive factors in conjunction with total compensation provided to named executive officers and the goals of the compensation program described above.

        Consideration – The Company’s long-term incentive compensation generally takes the form of a mix of stock option and restricted stock awards. These two vehicles reward shareholder value creation in slightly different ways. Stock options (which have exercise prices equal to the market price at the date of grant) reward named executive officers only if the stock price increases. Restricted stock is impacted by all stock price changes, so the value to named executive officers is affected by both increases and decreases in stock price. The Company adjusts the mix of award types as part of the long-term incentive award. Awards are generally made near the end of each calendar year.

        Stock Options – The long-term incentive program calls for stock options to be granted with an exercise price equal to the fair market value of the Company’s stock on the date of grant. Generally, the stock options vest 100% after three years, based on continued employment. The Company defines fair market value as the end of the day price on the date of grant. The Company uses the end of day price to simplify reporting. The Company will not grant stock options with exercise prices below the market price of the Company’s stock on the date of grant (determined as described above), and will not reduce the exercise price of options (except in connection with adjustments to reflect recapitalizations, stock or extraordinary dividends, stock splits, mergers, spin-offs and similar events permitted by the relevant plan) without shareholder approval. New options grants to named executives typically have a term of ten years.

        Restricted Stock – Restricted stock granted as long-term compensation to named executive officers generally vest 100% after three years. Holders of restricted stock have the right to receive dividends with respect to such restricted stock awards to the extent dividends are paid generally on the common stock.

        Periodic Review – The Company intends to review both the annual bonus program and the long-term incentive program annually to ensure that their key elements continue to meet the objectives described above.

        2006 Decisions – In 2006, the Company awarded long-term compensation for named executive officers pursuant to the program described above resulting in the awards of stock options and restricted stock identified in the Summary Compensation Table, Grants of Plan Based Awards Table, and the Outstanding Equity Awards Table.

        In determining the annual grants of stock options and restricted stock, the Company considered market data on total compensation packages, the value of long-term incentive grants, total shareholder return and shareholder dilution and, except in the case of the Chief Executive Officer, the recommendations of the Chief Executive Officer.

Total Compensation

        In making decisions with respect to any element of a named executive officer’s compensation, the Company considers the total compensation that may be awarded to the officer, including salary, annual bonus and long-term compensation. The Company’s goal is to award compensation that is reasonable when all elements of potential compensation are considered.

SUMMARY COMPENSATION TABLE

        The following table sets forth the annual and long-term compensation paid to the Company’s Chief Executive Officer, the President and Chief Executive Officer of the Bank, the Executive Vice President of the Bank, and the Senior Vice President and Chief Financial Officer of the Company and the Bank (collectively referred to as the “Named Executives”) for services rendered during 2006.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Other Compensation ($)(2)	Total ($)

Benj. A. Smith, III -	2006	$200,000	0	0	$15,720	0	$215,720
Chairman of the Board
and Chief Executive
Officer of the Company
and a director of the Bank

Philip J. Koning -	2006	$285,154	$114,800	0	$22,506	$5,283	$427,743
Chief Executive Officer
and President of the Bank
and Treasurer and
Secretary of the Company

Ronald L. Haan -	2006	$248,461	$100,000	0	$227,251	$1,190	$576,902
Executive Vice President					(3)
of the Bank

Jon W. Swets -	2006	$168,462	$51,170	0	$16,082	$325	$236,039
Senior Vice President
and Chief Financial
Officer of the Company
and the Bank

Ray D. Tooker	2006	$144,231	$47,565	0	$35,968	$1,830	$229,594
Senior Vice President -
Loan Administration of
the Bank (4)

(1)	Amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2006, in accordance with FAS 123R and may include amount from awards granted in or prior to 2006. Assumptions used in the calculation of these amounts are included in Note 11 to the Company’s audited financial statements for the year ended December 31, 2006.

(2)	Includes an automobile allowance of $3,903 paid by the Company for the benefit of Mr. Koning, as well as term life insurance premiums paid for the benefit of executive officers listed above.

(3)	Includes a one time stock option grant for joining the Company on September 1, 2005.

(4)	Mr. Tooker has resigned as Senior Vice President – Loan Administration of the Bank effective December 31, 2006. Mr. Tooker is currently working for the Company in an advisory capacity.

        Benefits.        The Company provides group health and life insurance benefits and supplemental unemployment benefits to its regular employees, including executive officers. The Company has a 401(k) plan.

Grants of Plan-Based Awards. Shown below is information on grants of stock options pursuant to the Company’s Stock Compensation Plans during 2006.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price (per share)	Grant Date Fair Value of Option Awards ($)(1)

Benj. A. Smith, III	-	-	-	-	-
Philip J. Koning	12/21/2006	-	11,000	$20.50	$54,450
Ronald L. Haan	12/21/2006	-	9,500	$20.50	$47,025
Jon W. Swets	12/21/2006	-	8,000	$20.50	$39,600
Ray D. Tooker	-	-	-	-	-

        (1)        The grant date fair value was computed in accordance with FAS 123R

Outstanding Equity Awards at fiscal Year-End. Shown below is information with respect to options to purchase shares of the Company’s Common Stock granted to the Named Executives and held by them at December 31, 2006. The Named Executives do not own any unvested shares of restricted stock.

	Option Awards

Name	Number of Securities Underlying Unexercised Options Exercisable (1)	Number of Securities Underlying Unexercised Options Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date

Benj. A. Smith, III	27,011	-	-	$7.71	11/19/2008
	12,459	-	-	$9.48	4/18/2012
	9,982	-	-	$9.87	11/26/2012
	9,508	-	-	$13.88	11/12/2013
	9,055	-	-	$15.00	11/18/2014
	-	7,873	-	$23.91	12/14/2015

Philip J. Koning	4,152	-	-	$8.64	12/13/2011
	9,982	-	-	$9.87	11/26/2012
	11,409	-	-	$13.88	11/12/2013
	10,866	-	-	$15.90	11/18/2014
	-	11,023	-	$23.91	12/14/2015
	-	11,000	-	$20.50	12/21/2016

Ronald L. Haan	55,123	-	-	$22.29	9/12/2015
	-	9,448	-	$23.91	12/14/2015
	-	9,500	-	$20.50	12/21/2016

Jon W. Swets	5,991	-	-	$10.49	7/01/2012
	2,395	-	-	$10.67	2/20/2013
	9,508	-	-	$13.88	11/12/2013
	9,054	-	-	$15.90	11/18/2014
	-	7,873	-	$23.91	12/14/2015
	-	8,000	-	$20.50	12/21/2016

Ray D. Tooker	2,245	-	-	$13.88	11/12/2013
	7,243	-	-	$15.90	11/18/2014
	6,298	-	-	$23.91	12/14/2015

        (1)        All options listed vest over a period of either one or three years.

        Options Exercises and Stock Vested. Shown below is information with respect to exercised stock options and vested restricted stock awards during 2006.

	Option Awards		Restricted Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting	Value Realized on Vesting

Benj. A. Smith, III	26,465	$418,883	-	-

Philip J. Koning	12,828	$213,652	-	-

Ronald L. Haan	-	-	-	-

Jon W. Swets	-	-	-	-

Ray D. Tooker	9,832	$100,410	-	-

(1) Calculated by multiplying the number of shares purchased by the difference between the exercise price and the market price of the Company’s common stock on the date of exercise.

        Security Ownership of Management. The following table shows, as of January 15, 2007, the number of shares beneficially owned by each of the Named Executives identified in the executive compensation tables of this proxy statement and by all Directors and Executive Officers as a group. Except as described in the notes following the table, the following persons have sole voting and dispositive power as to all of their respective shares.

Name	Amount and Nature of Beneficial Ownership(1)	Percent of Common Stock

Benj. A. Smith, III	448,538	2.7%

Philip J. Koning	98,825	0.6%

Ronald L. Haan (2)	70,873	0.4%

Jon W. Swets (3)	41,712	0.3%

Ray D. Tooker (4)	30,720	0.2%

All Executive Officers and Directors as a Group
(9 persons)	1,676,485	10.2%

(1)	See Footnotes 1 and 5 to the Information About Directors table appearing on page 3 of this Proxy Statement.
(2)	Includes 7,875 shares held in a trust for the benefit of Mr. Haan’s spouse and 55,123 shares subject to options that are currently exercisable.
(3)	Includes 1,900 shares held in a trust for the benefit of Mr. Swets’ spouse and 26,948 shares subject to options that are currently exercisable.
(4)	Includes 15,786 shares subject to options that are currently exercisable.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

        The Company has entered into an Employment Agreement with Mr. Benj. A. Smith III. The Employment Agreement provides that beginning on the date Mr. Smith resigns as Chief Executive Officer of the Company, for a period of six years he will remain employed by the Company at compensation of $12,500 per month. If Mr. Smith dies, the compensation will be paid for the six year period to his spouse or to his children if his spouse is deceased.

TRANSACTIONS INVOLVING MANAGEMENT

        Directors and officers of the Company and their associates were customers of, and had transactions with, subsidiaries of the Company in the ordinary course of business during 2006. All loans and commitments included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve an unusual risk of collectibility or present other unfavorable features.

        The Audit Committee has established an Audit Committee Charter (See Appendix A). The Audit Committee Charter requires the Audit Committee to review and approve all transactions between the Company and parties who are related to the Company to the extent required under applicable laws and rules of NASDAQ. During this review the Audit Committee ensures that each transaction is made on terms comparable to those that could be obtained in arm’s length dealing with an unrelated third party and that the transaction is approved by disinterested directors.

Relationship with Smith & Associates during 2006

        Mr. Benj. A. Smith, III, the Chairman and Chief Executive Officer of the Company, was until January 1, 2007, the sole owner and President of Smith & Associates Investment Management Services, an investment advisory firm. Approximately $185.4 million of the $1.04 billion in assets held by Macatawa Bank’s trust department at December 31, 2006, represent accounts referred by Smith & Associates to the trust department. These assets were previously held in custodial accounts with other financial institutions. Smith & Associates received no compensation for these referrals. Most of the accounts referred by Smith & Associates to the trust department were custodial accounts as to which the trust department has no investment responsibility or authority. The trust department was compensated from these accounts for its custodial services. Payments to Smith & Associates for investment services are made from these custodial accounts based on arrangements made directly between Smith & Associates and the trust grantors.

        When trust documents give our trust department investment authority, depending on the size and nature of the trust, the trust asset investment services may be handled internally or outsourced. The trust department handles the investment of smaller accounts internally. However, during 2006 the trust department was not yet internally staffed to perform active investment management services for larger, more complex trusts. For these trusts, the trust department outsources investment management services to one of approximately eight investment advisory firms based on the trust customer’s preference. The trust department receives no compensation for these referrals just as it pays no compensation for accounts referred to it. All investment management services provided to our trust department by Smith & Associates were entered into on terms that are no less favorable to us or our customers than those which can be obtained from unaffiliated third parties. In 2006, total payments to Smith & Associates for investment management services performed on behalf of our trust department were approximately $136,000. The total of these fees was less than the custodial fee revenue received by the Macatawa Bank trust department from custodial accounts referred by Smith & Associates to the trust department.

        The Bank had entered into an Investment Management Agreement under which Smith & Associates provides certain investment management services to the Bank. As of December 31, 2006 the Bank had approximately $193.5 million of securities managed by Smith & Associates. The investment services were provided on terms that are no less favorable to us than those which can be obtained from unaffiliated third parties. In 2006, total payments to Smith & Associates for investment management services performed in connection with Macatawa Bank’s security portfolio were less than $62,000.

Purchase of Smith & Associates effective January 1, 2007

        On October 11, 2006, the Company entered into an Agreement and Plan of Merger with Smith & Associates and Mr. Smith. The transaction was structured as a merger of Smith & Associates into the Company, which in turn contributed the business to Macatawa Bank. The transaction closed January 1, 2007. The transaction was approved by the independent directors of the Company.

        The purchase price was $3,150,000, less liabilities of Smith & Associates as of the closing date. In addition, one $300,000 contingent payment will be made if revenue from transferred account balances, principal additions to transferred account balances generated by Mr. Smith and new accounts generated by Mr. Smith exceeds $1,600,000 in 2007 and an additional $300,000 contingent payment will be paid if such revenue exceeds $1,700,000 in 2008. The purchase price and the contingent payments will be paid in common stock of Macatawa valued at the average closing price during the month of September, 2006 ($23.0035 per share).

        Mr. Smith has provided and will continue to provide assistance with transitioning clients as reasonably requested from time to time. Mr. Smith will permit the Company to occupy the space presently occupied by Smith & Associates at 106 East 8th Street, Holland, Michigan 49423 free of charge until March 31, 2007.

        On October 11, 2006, Macatawa also entered into a Noncompetition Agreement with Mr. Smith. Under the Noncompetition Agreement, Mr. Smith agreed to a six year covenant not to compete with the acquired business.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and officers to file reports of ownership and changes in ownership of shares of common stock with the Securities and Exchange Commission. Based upon written representations by each director and officer, all the reports were filed by such persons during the last fiscal year, except for late reports filed with respect to 200 shares purchased by Mr. Lubbers on both January 30, 2006 and October 30, 2006.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

        The combined consolidated financial statements of the Company have been audited by Crowe Chizek and Company LLC, independent certified public accountants. A representative of Crowe Chizek and Company LLC is expected to be present at the annual meeting with the opportunity to make a statement, if desired, and will be available to respond to appropriate questions. The Audit Committee of the Board of Directors has not yet selected the Company’s independent auditors for the fiscal year ended December 31, 2007. The Audit Committee will make its selection after it has received and reviewed audit proposals for the year. Typically the Audit Committee requests audit proposals every three years. The last proposal request was for the 2004 audit.

PRINCIPAL ACCOUNTING FIRM FEES

        The following table sets forth the aggregate fees for services provided to the Company for the fiscal years ended December 31, 2006 and 2005 by the Company’s independent accounting firm, Crowe Chizek and Company LLC:

	2006	2005

Audit Fees (1)	$190,000	$197,500
Audit Related Fees	6,925	5,675
Tax Fees (2)	14,500	18,920
All Other Fees (3)	-	46,791

Total Fees	$211,425	$268,886

(1)	“Audit Fees” includes the required auditors’ attesting on the Company’s internal controls over financial reporting for both years.
(2)	“Tax Fees” includes, among other things, tax return preparation and review, and tax planning and advice for both years.
(3)	“All Other Fees” includes other permitted consulting services including, in 2005, operational consulting regarding the Company’s Marketing Customer Information File (MCIF) processes and data accumulation and segmentation techniques and integrity.

        The Audit Committee discussed with the independent accounting firm and considered whether the provision of services described above under “All Other Fees” is compatible with maintaining the principal accountant’s independence. The Audit Committee has determined that such services for 2006 and 2005 were compatible.

        The Audit Committee is responsible for appointing, compensating and overseeing the work of the independent auditor. The Audit Committee has established a policy regarding the pre-approval of all audit and non-audit services provided by the independent auditor. This policy requires the Audit Committee to receive advance approval for specific projects and categories of services. The Audit Committee reviews these requests and advises management if the Committee approves the engagement of the independent auditor. All services performed after the establishment of the policy have been pre-approved pursuant to the policy.

SHAREHOLDER PROPOSALS — 2008 ANNUAL MEETING

        Any proposal of a shareholder intended to be presented for action at the 2008 annual meeting of the Company must be received by the Company and can be mailed to P.O. Box 3119, Holland, Michigan 49422-3119, not later than November 15, 2007, if the shareholder wishes the proposal to be included in the Company’s proxy materials for that meeting.

MISCELLANEOUS

        The annual report of the Company for the fiscal year ended December 31, 2006, including financial statements, is being mailed to shareholders with this proxy statement.

        An annual report on Form 10-K to the Securities and Exchange Commission for the year ended December 31, 2006, will be provided free to shareholders upon written request. Write to Macatawa Bank Corporation, Attention: Jon W. Swets, P.O. Box 3119, Holland, Michigan 49422-3119, or the Form 10-K may also be accessed by visiting our web site at www.macatawabank.com. The Form 10-K and certain other periodic filings are filed with the Securities and Exchange Commission (the “SEC”). The SEC maintains an Internet web site that contains reports and other information regarding companies, including the Company, that file electronically. The SEC’s web site address is http:\\www.sec.gov.

        The management of the Company is not aware of any other matter to be presented for action at the meeting. However, if any such other matter is properly presented for action, it is the intention of the persons named in the accompanying form of proxy to vote thereon in accordance with their best judgment.

        The cost of soliciting proxies in the accompanying forms will be borne by the Company. The Company may reimburse brokers and other persons holding stock in their names or in the names of nominees for their expenses in sending proxy materials to the beneficial owners and obtaining their proxies. In addition to solicitation by mail, proxies may be solicited in person, or by telephone or telegraph, by some regular employees of the Company.

March 6, 2007	By order of the Board of Directors /s/ Philip J. Koning Philip J. Koning Secretary

APPENDIX A
MACATAWA BANK CORPORATION
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CHARTER

I. PURPOSE
The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation’s auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation’s policies, procedures and practices at all levels. The Audit Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Corporation’s financial reporting process and internal control system.
•	Review and appraise the audit efforts of the Corporation’s independent accountants and internal audit function.
•	Provide an open avenue of communication among the independent accountants, financial and senior management, the internal audit function, and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II. COMPOSITION
The Audit Committee shall be comprised of three or more directors of the Corporation or its subsidiaries as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. Independent directors shall be those who are not currently, nor in the last three years have been employed by the Corporation or its subsidiaries; receive no remuneration other than normal director fees; they shall have no immediate family members in Senior Management positions at the Corporation or its subsidiaries; and they or any company they control shall not receive more than 5% of their sales volume from business done with the Corporation or its subsidiaries. Each member of the Committee shall meet all applicable independence, financial literacy and other requirements of NASDAQ. If possible, at least one member of the Committee shall meet the applicable Securities and Exchange Commission definition of “financial expert” or if no members satisfy such definition, the Committee shall promptly so inform the Board of Directors. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant. The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS
The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the internal audit coordinator and the independent accountants in separate sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporations financials consistent with IV.4. below.

IV. RESPONSIBILITIES AND DUTIES
To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1.     Review and update this Charter periodically, at least annually, as conditions dictate.

2.     Review the organization’s 10K and annual financial statements, including any certification, report, opinion, or review rendered by the independent accountants.

3.     Review the regular internal reports to management prepared by the internal audit function and management’s response.

4.     Review with financial management and the independent accountants the 10-Q prior to its filing. The Chair of the Committee may represent the entire Committee for purposes of this review.

5.     Review and approve all transactions between the Company and parties who are related to the Company to the extent required under applicable laws and rules of NASDAQ.

Independent Accountants

6.     Recommend to the Board of Directors the appointment, retention, termination and oversight of the work of the independent auditor employed by the Company to perform audit services, considering independence and effectiveness. The Committee may consider input, if the Committee so desires, from the Company’s management. The independent auditors are ultimately accountable to the Committee.

7.     Approve the independent auditor’s fee arrangements and other terms of service, and to preapprove any permitted non-audit services to be provided by the independent auditor. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants’ independence.

8.     Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

9.     Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization’s financial statements.

Financial Reporting Processes

10.     In consultation with the independent accountants and the internal audit function, review the integrity of the organization’s financial reporting processes, both internal and external.

11.     Consider the independent accountant’s judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

12.     Consider and approve, if appropriate, major changes to the Corporation’s auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal audit function.

Process Improvement

13.     Following completion of the annual audit, review separately with management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

14.     Review any significant disagreement among management and the independent accountants or the internal audit function in connection with the preparation of the financial statements.

15.     Review with the independent accountants, the internal audit function and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate point of time subsequent to implementation of changes or improvements, as decided by the Committee.)

Ethical and Legal Compliance

16.     Establish, review and update periodically the Senior Officer Code of Ethics and the Company’s Code of Ethical Conduct and ensure that management has established a system to enforce these Codes.

17.     Review management’s monitoring of the Company’s compliance with the organization’s Ethical Codes, and ensure that management has the proper review system to ensure that Corporation’s financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

18.     Oversee the monitoring of the Company’s compliance with the organization’s policy for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, misuse or inappropriate use of corporate assets or auditing matters or potential violations of law and for (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters or potential violations of law.

19.     Review activities, organizational structure, and qualifications of the internal audit department/provider.

20.     Review with the organization’s counsel, any legal matter that could have a significant impact on the organization’s financial statement.

The foregoing list of duties is not exhaustive, and the Committee may, in addition, perform such other functions as may be necessary or appropriate for the performance of its oversight function consistent with this Charter, the Company’s By-laws and governing law. The Committee shall have the power to delegate its authority and duties to subcommittees or individual members of the Committee as it deems appropriate. In discharging its oversight role, the Committee shall have full access to all Company books, records, facilities and personnel. The Committee shall provide for appropriate funding as determined by the Committee, for the payment of any independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company and to any other advisors employed by the Committee. In addition, the Company shall provide appropriate funding for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

REVOCABLE PROXY
MACATAWA BANK CORPORATION

[ X ] PLEASE MARK VOTES AS IN THIS EXAMPLE

Annual Meeting of Shareholders

                The undersigned hereby appoints Benj. A. Smith, III and Philip J. Koning, or either of them, of Macatawa Bank Corporation (“Macatawa”), with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Macatawa that the undersigned is entitled to vote at Macatawa’s Annual Meeting of Shareholders (the “Meeting”), to be held on April 19, 2007, at the Pinnacle Center, located at 3330 Highland Drive, Hudsonville, Michigan 49426, at 10:00 am local time, and any and all adjournments and postponements thereof.

Please be sure to sign and date this Proxy in the box below     [date                 ]

— — — Shareholder sign above — — — — Co-holder (if any) sign above — — —

1.	To elect two directors, to hold office for three year terms.	For [ ]	Withhold [ ]	For All Except [ ]

John F. Koetje and Philip J. Koning

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

2.	In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

The board of directors recommends a vote “FOR” the director nominees and each of the proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE DIRECTOR NOMINEES AND FOR EACH OF THE PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

Detach above card, sign, date and mail in postage paid envelope provided

MACATAWA BANK CORPORATION

        This proxy may be revoked at any time before it is voted by: (i) filing with the Secretary of Macatawa at or before the Meeting a written notice of revocation bearing a later date than this proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of Macatawa at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of this proxy). If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be considered terminated and of no further force and effect.

        The undersigned acknowledges receipt from Macatawa, prior to the execution of this proxy, of Notice of the Annual Meeting and a Proxy Statement.

        Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE PROMPTLY COMPLETE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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